UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RMR HOSPITALITY AND REAL ESTATE FUND
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RMR Hospitality and Real Estate Fund issued the following press release on November 13, 2006.

FOR IMMEDIATE RELEASE

Contact:
Timothy Bonang
Investor Relations
617-796-8149

RHR SUES BULLDOG INVESTORS AND PHILLIP GOLDSTEIN

Newton, MA  (November 13, 2006).  RMR Hospitality and Real Estate Fund (AMEX:  RHR) today announced that it has commenced litigation against Bulldog Investors General Partnership, a hedge fund controlled by Mr. Phillip Goldstein and various other entities affiliated with Mr. Goldstein (collectively “Bulldog Investors”).  The purpose of this litigation is to enforce a provision in the organizational documents of RHR which restricts share ownership to 9.8% of RHR outstanding shares by any one shareholder of RHR or group of shareholders acting together.

RHR is organized as a Massachusetts business trust with transferable shares.  The RHR Agreement and Declaration of Trust provides that no shareholder (or group of shareholders working together) may own more than 9.8% of RHR’s outstanding shares.  RHR believes that this share ownership limitation helps it to continue its business plan to invest in real estate investment trusts (“REITs”) and otherwise to pay high dividends and preserve shareholder capital. Bulldog Investors reportedly has acquired approximately 14% of RHR’s outstanding shares; and, despite repeated requests from RHR, Bulldog Investors has refused to comply with the share ownership limitation and other requirements of RHR’s trust agreement.

RHR Hospitality and Real Estate Fund is a closed end mutual fund which invests in securities issued by companies in the hospitality and real estate industries, including REITs.  RHR’s primary investment goals are to pay high current dividends to shareholders and to preserve capital.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON RHR’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT RHR HAS COMMENCED LITIGATION AGAINST BULLDOG INVESTORS TO ENFORCE ITS 9.8% SHAREHOLDER LIMITATION AND IMPLIES THAT RHR BELIEVES THIS LITIGATION WILL SUCCEED.  THIS LITIGATION HAS JUST COMMENCED.  BULLDOG INVESTORS HAS NOT YET ANSWERED THE COMPLAINT.  DISCOVERY AND DECISIONS BY JUDGES DURING LITIGATION MAY RESULT IN UNINTENDED CONSEQUENCES.  RHR MAY NOT SUCCEED IN THIS LITIGATION.

•                  LITIGATION CAN BE EXPENSIVE.  ACCORDING TO PUBLISHED REPORTS, BULLDOG INVESTORS HAS A HISTORY OF BEING INVOLVED IN EXPENSIVE AND TIME CONSUMING LITIGATION AND PROXY CONTESTS.  THE EXPENSES OF LITIGATION OR A PROXY CONTEST WITH BULLDOG INVESTORS COULD HAVE A MATERIALLY ADVERSE IMPACT UPON RHR’S FINANCIAL POSITION AND RESULTS OF OPERATIONS.  RHR IS UNABLE TO PREDICT THE COSTS WHICH IT MAY INCUR IN CONNECTION WITH, OR AS A RESULT OF, ITS LITIGATION AGAINST BULLDOG INVESTORS.

•                  THIS PRESS RELEASE STATES THAT RHR’S PRIMARY INVESTMENT GOALS ARE TO PAY HIGH CURRENT DIVIDENDS TO RHR SHAREHOLDERS AND TO PRESERVE RHR’S CAPITAL.  THESE GOALS MAY NOT BE ACHIEVED.  IN FACT, THE LITIGATION WITH BULLDOG INVESTORS MAY ADVERSELY AFFECT RHR’S ABILITY TO ACHIEVE THESE GOALS.

FOR ALL OF THESE REASONS, INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON RHR’S FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

(end)

Additional Information

In connection with its 2007 Annual Meeting of Shareholders, RMR Hospitality and Real Estate Fund (“RHR or the “Fund”) will file a notice of annual meeting and proxy statement with the SEC.  BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF RHR ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RHR AND THE 2007 ANNUAL MEETING OF SHAREHOLDERS.  Shareholders can obtain free copies of the notice of annual meeting and proxy statement and other documents filed by RHR with the SEC, including the [white] proxy card, when they become available by contacting RHR at RMR Hospitality and Real Estate Fund, Investor Relations, 400 Centre Street, Newton, MA 02458, or by telephone at (866) 790-8165.  In addition, documents filed with the SEC by RHR are available free of charge at the SEC’s website at www.sec.gov.

RHR, its trustees, executive officers and other members of management may be deemed to be participants in the solicitation of RHR’s security holders in connection with its 2007 Annual Meeting of Shareholders.  Shareholders may obtain information regarding the names, affiliations and interests of such individuals in RHR’s Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2005 and Form N-CSRS for the six months ended June 30, 2006, and its proxy statement when it becomes available.